                                                                    EXHIBIT 99.1

                                [FRIEDMAN'S LOGO]

                                                                           FINAL

FOR IMMEDIATE RELEASE

Contact:
Victor M. Suglia
Senior Vice President & Chief Financial Officer
Telephone Number: (510) 874-7603



               FRIEDMAN'S ANNOUNCES EARNINGS PER SHARE OF $0.13

SAVANNAH, Georgia (July 23, 2003) - Friedman's Inc. (NYSE: FRM), one of the leading retailers of fine jewelry in the United States, today announced financial results for its third fiscal quarter ended June 28, 2003. In addition, Friedman's released pro-forma consolidated results for the nine-month period ended June 28, 2003 pursuant to its previously announced financial statement consolidation with those of its affiliate, Crescent Jewelers Inc., which will be effected at the end of fiscal 2003.

               JUNE QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

For the third fiscal quarter ended June 28, 2003, net sales increased 6.5% to $97.0 million from $91.1 million in the comparable period last year. Comparable store sales increased 3.2% during the third quarter versus an increase of 4.0% for the comparable quarter last year. At June 28, 2003, the Company had 675 stores in operation, an increase of 3.8% from the prior year.

Net income for the third fiscal quarter increased 20.8% to $2.4 million compared to $2.0 million for the comparable period last year. Diluted earnings per share for the third fiscal quarter increased 20.2% to $0.13 per share compared to $0.11 per share for the comparable period last year while weighted average shares outstanding increased 0.5%, to 19,142,000 for the third fiscal quarter compared to 19,050,000 for the comparable period last year.

The table below summarizes Friedman's operating results for the nine-month period ended June 28, 2003 and June 29, 2002:

                 (Amounts in millions, except per share amounts)

                                          Nine-Months Ended

                                        ---------------------     % Increase
                                        6/28/03       6/29/02     (Decrease)
                                        -------       -------     ----------
Net sales                                $393.5        $366.8         7.3%
Comparable store sales                      4.6%          3.3%        4.6%
Operating income before
depreciation and amortization              51.5          44.7        15.3%
Income from operations                     41.9          36.2        15.9%
Net income                                 26.9          23.4        14.9%
Diluted earnings per share               $ 1.42        $ 1.39         2.4%
Weighted average shares                    18.9          16.9        12.2%
Number of stores                            675           650         3.8%

Credit data(1)
-----------
Allowance as a percent of                  12.2%         13.3%       (1.1)%
receivables

Currency(2)                                83.7%         86.0%       (2.3)%
Delinquency 90+ days past due               5.3%          4.7%        0.6%
Counter payments(3)                        9.67          9.72        (0.4)%

-----------------------------------------
(1) As of June 28, 2003 and June 29, 2002, respectively.

(2) Percent of accounts receivable less than 30 days past due.

(3) In store credit payments on a per day, per store basis for comparable stores for the quarter period ended.


Commenting on the results, Bradley J. Stinn, Chief Executive Officer of Friedman's said, "The quarter's results reflect further improvement in the execution of our business model. Solid merchandising and outstanding expense control drove profitability, with earnings growth limited by continued softness in the consumer credit environment and the later than planned opening of the quarter's new stores. Profit margins expanded as earnings increased by approximately 20% on a 6.5% increase in net sales.

Looking forward to our fourth fiscal quarter, we are cautiously planning for low single digit comparable store sales, as the trend of relatively strong "event" periods (i.e. Mother's Day, Valentine's Day) and soft "non-event" months continues. We anticipate opening 27 new stores during the quarter and closing 2 for a net increase of 25 stores versus zero net store growth for the comparable year ago period. We anticipate operating over 700 Friedman stores in the upcoming Christmas season."

Victor M. Suglia, Senior Vice President and Chief Financial Officer, added, "Our fourth fiscal quarter is typically a break-even quarter due to the traditional seasonality of our business. For the upcoming fourth fiscal quarter ending September 27, 2003, we are comfortable with expectations of a range of a $0.02 to $0.04 loss per share versus last year's $0.01 per share fourth quarter loss. This expectation includes two non-comparable expenses totaling approximately $0.04 per share. These anticipated expenses consist of (i) an after-tax charge of approximately $220 thousand ($0.01 per share) related to the accelerated depreciation and other expenses associated with the move of the Company's headquarters into it's new facility in Savannah, Georgia; and (ii) an estimated $600 thousand (non-cash) expense ($0.03 per share) related to a higher end-of-year reserve for uncollectible accounts compared to historical end-of-year reserves (estimated at 10.5% of accounts receivable versus the historical average of approximately 10.0%), based on current credit trends. Assuming this range for the fourth quarter, Friedman's earnings per share for the fiscal year ending September 27, 2003 would be a range of $1.38 to $1.40 per share."

                       CONSOLIDATION OF CRESCENT JEWELERS

Pursuant to the Company's April 24, 2003 announcement regarding the financial statement consolidation of Crescent Jewelers to take place effective with the issuance of its financial results as of September 27, 2003, Friedman's is providing herein unaudited pro-forma consolidated financial data in advance of the required implementation date. Exhibit A reflects the unaudited pro-forma consolidated balance sheet as of June 28, 2003 and Exhibit B reflects the unaudited pro-forma consolidated income statement for the nine-month period ended June 28, 2003, assuming Friedman's consolidated Crescent as of the beginning of fiscal 2003. All significant inter-company balances have been eliminated.

The data presented in Exhibit A and Exhibit B is subject to audit adjustment and may also change from the pro-forma presentation based on any additional guidance provided by the FASB or the accounting profession.

The table below presents certain summary data from Exhibits A and B at June 28, 2003 and for the nine-month period then ended.

                 (Amounts in millions, except per share amounts)

                                          Friedman's Crescent       Consolidated
Number of stores                             675          169             844
Net sales                                 $393.5       $119.9          $513.4
Operating income before depreciation and
amortization                                51.5         13.0            64.5
Income before cumulative effect of
change in accounting                        26.9          3.3(1)         30.2
Earnings per share before cumulative
effect of change in accounting            $ 1.42          ---          $ 1.60
Cumulative effect of accounting change       ---          ---           (24.0)
Total assets                               496.2        140.3           547.1
Long-term bank debt                        126.6         42.7           169.3
Stockholders' equity                       305.8        (21.0)          284.8
Debt to total capitalization                29.3%        40.0%(2)        37.3%

(1)  After preferred dividend.

(2) Bank debt to total capitalization (includes $85 million of subordinated securities).

Friedman's Inc. is a leading specialty retailer of fine jewelry based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers. At July 23, 2003, Friedman's Inc. operated a total of 677 stores in 20 states, of which 453 were located in power strip centers and 224 were located in regional malls. Friedman's Class A Common Stock is traded on the New York Stock Exchange (NYSE Symbol, FRM). Crescent is a specialty retailer of fine jewelry based in Oakland, California, operating stores under the "Crescent Jewelers" and "Joyerias Itza" trade names. Crescent and Friedman's have maintained a strategic relationship since 1996 and are affiliated through common controlling ownership and executive management. In addition, Friedman's owns a warrant expiring in 2014 to acquire 50% of Crescent's common equity for $500,000 and has an investment in Crescent's subordinated securities totaling $85.0 million in principal. As of July 23, 2003, Crescent operated 168 stores in six western states, 99 of which were located in regional malls and 69 of which were located in power strip centers. On a combined basis, Friedman's and Crescent operate 845 stores in 25 states of which 522 were located in power strip centers and 323 were located in regional malls.

                             *******************


SOME OF THE STATEMENTS INCLUDED IN THIS PRESS RELEASE, PARTICULARLY THOSE ANTICIPATING FUTURE FINANCIAL PERFORMANCE, BUSINESS PROSPECTS, GROWTH AND OPERATING STRATEGIES AND SIMILAR MATTERS, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. FOR THOSE STATEMENTS, WE CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES PROVIDED ARE THE
FOLLOWING: CONTINUED SOFTENING IN THE CONSUMER CREDIT MARKETS WHICH MAY REQUIRE THAT WE CONTINUE TO INCREASE OUR RESERVE FOR UNCOLLECTIBLE ACCOUNTS; THE ECONOMIC CONDITIONS IN THE LOCAL ECONOMIES INCLUDING NEW AREAS INTO WHICH WE EXPAND AS THE RESULT OF LAYOFFS AND CORPORATE CONSOLIDATIONS WHICH MAY INCREASE THE UNCERTAINTY OF OUR CUSTOMER CREDIT PORTFOLIOS IN THESE AREAS; THE PERFORMANCE OF CRESCENT JEWELERS AND THE EFFECT THAT MAY HAVE ON THE VALUE OF OUR INVESTMENT IN CRESCENT; THE PUBLIC PERCEPTION AND UNDERSTANDING OF THE CONSOLIDATION OF CRESCENT JEWELERS UNDER THE PROVISIONS OF FASB INTERPRETATION NO. 46; AND OTHER RISK FACTORS IDENTIFIED FROM TIME TO TIME IN OUR SEC REPORTS, INCLUDING, BUT NOT LIMITED TO, THE REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 28, 2002.

                                 FRIEDMAN'S INC.

                         CONSOLIDATED INCOME STATEMENTS
                  (Amounts in thousands, except per share data)


                                                               For the three months ended,             For the nine months ended,
                                                               June 28           June 29              June 28             June 29
                                                                 2003              2002                 2003               2002
                                                               -------           -------              --------            --------
                                                                      (Unaudited)                              (Unaudited)
Net Sales                                                      $97,031           $91,112              $393,518            $366,829

Operating Costs and Expenses:
          Cost of goods sold, including
          occupancy, distribution and buying                    51,632            48,212               203,512             188,922
          Selling, general and administrative
                   expenses                                     38,112            37,159               138,518             133,256
                                                               -------           -------              --------            --------
Operating income before depreciation
          and amortization                                       7,287             5,741                51,488              44,651
Depreciation and amortization                                    3,236             2,845                 9,541               8,457
                                                               -------           -------              --------            --------

Income from operations                                           4,051             2,896                41,947              36,194

Interest expense (income)                                          232              (152)                  674                 265
                                                               -------           -------              --------            --------

Income before income taxes                                       3,819             3,048                41,273              35,929
Income tax expense                                               1,385             1,085                14,391              12,619
Equity investments minority interest portion                         0               (52)                  (44)               (126)
                                                               -------           -------              --------            --------

Net income                                                     $ 2,434           $ 2,015              $ 26,926            $ 23,436
                                                               =======           =======              ========            ========

Earnings per share  - basic                                    $  0.13           $  0.11              $   1.45            $   1.41
                                                               =======           =======              ========            ========

Earnings per share  - dilutive                                 $  0.13           $  0.11              $   1.42            $   1.39
                                                               =======           =======              ========            ========

Weighted average shares - basic                                 18,647            18,620                18,630              16,604
Weighted average shares - dilutive                              19,142            19,050                18,928              16,867

Number of stores open                                              675               650                   675                 650

                                FRIEDMAN'S INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
           (Dollars in thousands, except per share and share amounts)


                                                                                  June 28        June 29
                                                                                    2003           2002
                                                                                 ----------     ----------
                                                                                        (Unaudited)
ASSETS
Current Assets:
      Cash and cash equivalents ...............................................  $      286     $      318
      Accounts receivable, net of allowance for doubtful accounts of $24,538
           at June 28, 2003 and $23,400 at June 29, 2002 ......................     176,433        153,180
      Inventories, at cost ....................................................     153,134        144,404
      Deferred income taxes ...................................................       3,788          3,002
      Other current assets ....................................................      13,270          9,666
                                                                                 ----------     ----------
          Total current assets ................................................     346,911        310,570

Equipment and improvements, net ...............................................      52,947         51,438
Tradename rights, net .........................................................       5,022          5,022
Receivable from Crescent Jewelers .............................................          --        108,885
Investment in Crescent Jewelers ...............................................      85,000             --
Other assets ..................................................................       6,296          3,327
                                                                                 ----------     ----------
          Total assets ........................................................  $  496,176     $  479,242
                                                                                 ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Accounts payable ........................................................  $   41,601     $   27,400
      Accrued liabilities and other ...........................................      19,041         21,180
      Bank debt, Crescent Jewelers ............................................          --        108,885
      Bank debt, Friedman's and capital lease obligation ......................         632         39,589
                                                                                 ----------     ----------
          Total current liabilities ...........................................      61,274        197,054
                                                                                 ----------     ----------

Long term bank debt, Friedman's ...............................................     126,565             --
Long term capital lease obligation ............................................          --            653
Deferred income taxes and other ...............................................       2,581          1,257
Minority interest in equity of subsidiaries ...................................          --             61

Stockholders' Equity:
      Preferred stock, par value $.01, 10,000,000 shares authorized
          and none issued ......................................................         --             --
      Class A common stock, par value $.01, 40,000,000 shares authorized,
          17,603,635 and 17,423,706 issued and outstanding
          at June 28, 2003 and June 29, 2002, respectively .....................        176            174
      Class B common stock, par value $.01, 7,000,000 shares authorized,
          1,196,283 issued and outstanding .....................................         12             12
      Additional paid-in-capital ...............................................    155,523        154,027
      Retained earnings ........................................................    152,045        126,977
      Stock purchase loans and compensation ....................................     (2,000)          (973)
                                                                                 ----------     ----------
               Total stockholders' equity ......................................    305,756        280,217
                                                                                 ----------     ----------
               Total liabilities and stockholders' equity ...................... $  496,176     $  479,242
                                                                                 ==========     ==========

* Certain balances as of June 29, 2002 have been reclassified to conform to the current year financial statement presentation.

                                    EXHIBIT A


FRIEDMAN'S INC
CONSOLIDATED PRO-FORMA BALANCE SHEET
FAS INTERPRETATION NO 46
AS OF JUNE 28, 2003
(UNAUDITED)

                                                                          -------------------------------------------------
                                                                                        AS OF JUNE 28, 2003
                                                                          -------------------------------------------------
                                                                                                                PRO-FORMA
                                                                          Friedman's     Crescent             CONSOLIDATED
                                                                          ----------     --------             ------------
ASSETS
Current Assets:
      Cash and cash equivalents ........................................          $286          $69          $          355
      Accounts receivable, net of allowance for doubtful accounts ......       176,433       68,207                 244,640
      Inventories, at cost .............................................       153,134       44,345                 197,479
      Other current assets .............................................        17,058        6,099  (a)             18,758
                                                                          --------------------------         ---------------
           Total current assets ........................................       346,911      118,720                 461,232

Equipment and improvements, net ........................................        52,947       15,008                  67,955
Intangibles, net .......................................................         5,022        2,264                   7,286
Investment in Crescent Jewelers ........................................        85,000            -  (b)                  -
Other assets ...........................................................         6,296        4,328                  10,624
                                                                          --------------------------         ---------------
           Total assets ................................................      $496,176     $140,320                $547,097
                                                                          ==========================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Accounts payable .................................................       $41,601      $23,221          $       64,822
      Accrued liabilities ..............................................        19,673        9,290  (a)             24,564
                                                                          --------------------------         ---------------
           Total current liabilities ...................................        61,274       32,511                  89,386
                                                                          --------------------------         ---------------

Long-term bank debt ....................................................       126,565       42,692                 169,257
Other ..................................................................         2,581        1,117                   3,698

Subordinated Debt ......................................................             -       35,000  (b)                  -
Redeemable Preferred Stock .............................................             -       50,000  (b)                  -


Stockholders' Equity:                                                                                                     -
      Common stock .....................................................           188           79  (c)                188
      Additional paid-in-capital .......................................       155,523       31,779  (c)            154,717
      Retained earnings ................................................       152,045      (52,185) (c)            131,851
      Stock purchase loans and compensation ............................        (2,000)        (673) (c)             (2,000)
                                                                          --------------------------         ---------------
               Total stockholders' equity ..............................       305,756      (21,000)                284,756
                                                                          --------------------------         ---------------
               Total liabilities and stockholders' equity ..............      $496,176     $140,320                $547,097
                                                                          ==========================         ===============

NOTES

(a) Eliminate intercompany receivable and payable between Friedman's and Crescent.
(b) Eliminate Friedman's investment in Crescent.
(c) Eliminate Crescent equity accounts at the balance sheet date.

                                    EXHIBIT B


FRIEDMAN'S INC.
CONSOLIDATED PRO-FORMA INCOME STATEMENT
FAS INTERPRETATION NO. 46
FOR THE NINE-MONTHS ENDED: JUNE 28, 2003
(UNAUDITED)

                                                          ---------------------------------------------------------------------
                                                                             NINE-MONTHS ENDED JUNE 28, 2003
                                                          ---------------------------------------------------------------------
                                                                                                Pro-forma
                                                                                              Consolidation         PRO-FORMA
                                                          Friedman's   Crescent  Combined      Adjustments         CONSOLIDATED
                                                          ----------   --------  --------     -------------        ------------
NUMBER OF STORES - END OF PERIOD                                 675        169       844                --                 844

NET SALES                                                 $  393,518   $119,891  $513,409     $          --             513,409

COST OF SALES                                                203,512     65,176   268,688                --             268,688

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                   138,518     41,672   180,190                --             180,190
                                                          ----------   --------  --------     -------------        ------------

OPERATING INCOME BEFORE DEPRECIATION & AMORTIZATION           51,488     13,043    64,531                --              64,531

DEPRECIATION & AMORTIZATION                                    9,541      2,689    12,230                --              12,230
                                                          ----------   --------  --------     -------------        ------------

INCOME FROM OPERATIONS                                        41,947     10,354    52,301                --              52,301

INTEREST EXPENSE:
       BANK DEBT                                               5,145      2,307     7,452                --               7,452
       INTEREST EXP (INC) - SUBORDINATED DEBT                 (2,041)     2,041        --                --                  --
       DIVIDEND INCOME - CRESCENT                             (2,430)        --    (2,430)            2,430   (A)            --
                                                          ----------   --------  --------     -------------        ------------
       TOTAL INTEREST EXPENSE                                    674      4,348     5,022             2,430               7,452

INCOME BEFORE TAXES AND CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING                                          41,273      6,006    47,279            (2,430)             44,849

PROVISION FOR TAXES                                           14,391        245    14,636                --              14,636
 MINORITY INTERESTS                                              (44)        44        --                --                  --
                                                          ----------   --------  --------     -------------        ------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING       26,926      5,717    32,643            (2,430)             30,213
                                                          ----------   --------  --------     -------------        ------------

CHANGE IN ACCOUNTING                                              --         --        --           (24,038) (B)        (24,038)
                                                          ----------   --------  --------     -------------        ------------

NET INCOME                                                    26,926      5,717    32,643           (26,468)              6,175
                                                          ==========   ========  ========     =============        ============

PREFERRED DIVIDEND                                                --      2,430     2,430            (2,430) (A)             --

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS               $   26,926    $ 3,287  $ 30,213     $     (24,038)       $      6,175
                                                          ==========   ========  ========     =============        ============

EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING                                      $     1.42                                               $       1.60
WEIGHTED AVERAGE SHARES OUTSTANDING                           18,928                                                     18,928

NOTES:

(a) Eliminate dividend on preferred stock.
(b) Crescent Jewelers shareholders' deficit as of September 28, 2002.